EXHIBIT 4.1
                                SECOND AMENDMENT

     THIS SECOND AMENDMENT dated as of November 29, 2001 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of December 31, 2000 (as previously amended, the "Credit Agreement") among Grubb & Ellis Company (the "Borrower"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 PERMANENT AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4 of this Amendment, the Credit Agreement is amended as set forth in SECTIONS 1.1 through 1.3:

     1.1 AMENDMENT TO SECTION 8.1(a). Section 8.1(a) is amended in its entirety to read as follows:

          (a) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio at any time to exceed the applicable ratio set forth below:

             PERIOD                       MAXIMUM LEVERAGE RATIO
             ------                       ----------------------
    10/1/01 through 3/30/02                     2.65 to 1.0
    3/31/02 through 6/29/02                     2.95 to 1.0
    6/30/02 through 9/29/02                     2.45 to 1.0
    9/30/02 through 12/31/02                    1.75 to 1.0
    1/01/03 and thereafter                      1.50 to 1.0.

     1.2 AMENDMENT TO SECTION 8.1(b). Section 8.1(b) is amended in its entirety to read as follows:

          (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than the applicable ratio set forth below:


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                                                         MINIMUM FIXED
                  FISCAL QUARTER ENDING              CHARGE COVERAGE RATIO
                  ----------------------             ---------------------
                  12/31/01                                    0.60 to 1.0
                  3/31/01                                     0.70 to 1.0
                  6/30/02                                     0.80 to 1.0
                  9/30/02 and thereafter                      1.20 to 1.0.

     1.3 AMENDMENT TO SECTION 8.1(c). Section 8.1(c) is amended in its entirety to read as follows:

          (c) ADJUSTED EBITDA. Permit Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than the applicable amount set forth below:

                  FISCAL QUARTER ENDING              MINIMUM ADJUSTED EBITDA
                  ---------------------              -----------------------
                  12/31/01 through 3/31/02                    $12,000,000
                  6/30/02                                     $13,500,000
                  9/30/02 through 9/30/03                     $22,000,000
                  Thereafter                                  $31,000,000.

     SECTION 2 TEMPORARY AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4 of this Amendment, the Credit Agreement is amended as set forth in SECTIONS 2.1 through 2.5; PROVIDED that upon delivery by the Borrower to the Administrative Agent of a certificate demonstrating compliance with the financial covenants contained in Section 8.1 of the Credit Agreement as of the last day of any fiscal quarter ending after June 30, 2002, and confirming that no Default exists, the amendments contained in this SECTION 2 shall no longer be of any force or effect, and the provisions of the Credit Agreement affected by such amendments shall be restored to their form as in effect prior to this Amendment:

     2.1 AMENDMENT TO DEFINITION OF "PERMITTED ACQUISITION". The definition of Permitted Acquisition contained in Section 1 of the Credit Agreement is amended by deleting the reference to "$5,000,000" contained therein and substituting "$250,000" therefor.

     2.2 AMENDMENT TO SECTION 8.2. The proviso at the end of Section 8.2 is amended by (x) deleting the reference to "$2,000,000" contained in clause (i) of the proviso and substituting "$250,000" therefor and (y) deleting the reference to "$6,000,000" contained in clause (ii) of the proviso and substituting "$750,000" therefor.

     2.3 AMENDMENT TO SECTION 8.6. Section 8.6 is amended by (a) inserting the word "and" at the end of clause (ii) thereof, (b) deleting the semicolon and the word "and" at the end of clause (iii) thereof and (c) deleting clause (iv) thereof.

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     2.4 AMENDMENT TO SECTION 8.8(k). Section 8.8(k) is amended in its entirety to read as follows:

          (k) Restricted Investments permitted by SECTION 8.9; PROVIDED, HOWEVER, that the aggregate amount of all Investments made pursuant to this
     SECTION 8.8(k) after October 31, 2001 shall not exceed $250,000.

     2.5 ADDITION OF SECTION 8.17. The following new Section 8.17 is added to the Credit Agreement in proper numerical sequence:

          8.17 MINIMUM AVAILABILITY. Permit the Total Revolving Credit Commitments to be less than $7,500,000 greater than the Total Revolving Extensions of Credit as of the end of any fiscal quarter.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 5 of the Credit Agreement (other than those which speak as of a particular earlier date) is true and correct as of the date of the execution and delivery of this Amendment by the Borrower, with the same effect as if made on such date, and (b) no Event of Default or Default exists.

     SECTION 4 EFFECTIVENESS. The amendments set forth in SECTIONS 1 and 2 above shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Required Lenders, (ii) a Confirmation, substantially in the form of EXHIBIT A, signed by the Borrower and each Subsidiary Guarantor, and (iii) an amendment fee for each Lender which, on or before December 4, 2001, executes and delivers to the Administrative Agent a counterpart hereof, such fee to be in an amount equal to 0.125% of such Lender's Commitment as of the date of this Amendment.

     SECTION 5 MISCELLANEOUS.

     5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

     5.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

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     5.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

     5.5 APPLICABLE MARGIN. The Borrower agrees that, from the effectiveness of this Amendment through the date of delivery by the Borrower to the Administrative Agent of a certificate demonstrating compliance with the financial covenants contained in Section 8.1 of the Credit Agreement as of the last day of any fiscal quarter ending after June 30, 2002, and confirming that no Default exists, (a) the Applicable Margin for Eurodollar Loans shall be 2.75%, (b) the Applicable Margin for Base Rate Loans shall be 1.50% and (c) the Commitment Fee Rate shall be 0.625%.

     5.6 CONSENT TO ACQUISITION. The Required Lenders hereby agree that the Borrower may acquire the assets described in the letter dated November 27, 2001 from the Borrower to the Administrative Agent so long as the total consideration paid by the Borrower (including assumed debt) in respect of such acquisition does not exceed $2,300,000.

     Delivered at Chicago, Illinois, as of the day and year first above written.

               GRUBB & ELLIS COMPANY


               By /s/ Ian Y. Bress
                 ------------------------------------------------------
               Title: Chief Financial Officer


               BANK OF AMERICA, N.A., as Administrative Agent


               By /s/ Liliana Claar
                 -----------------------------------------------------
               Title: Vice President
                    --------------------------------------------------


               BANK OF AMERICA, N.A., as a Lender


               By /s/ W. Thomas Barnett
                 -----------------------------------------------------
               Title: Managing Director
                    --------------------------------------------------



               LASALLE BANK NATIONAL ASSOCIATION,
               as Documentation Agent and as a Lender


               By: /s/ David A. Pelaia
                 -----------------------------------------------------
               Title: Loan Officer
                    --------------------------------------------------




               AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Syndication Agent and as a Lender



               By: /s/ Ross Weigand
                 -----------------------------------------------------
               Title: First Vice President
                    --------------------------------------------------

                                    Exhibit A

                                  CONFIRMATION

                          Dated as of November 29, 2001

To: Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

         Please refer to (a) the Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended, the "Credit Agreement") among Grubb & Ellis Company, various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and Collateral Agreement; and (c) the Second Amendment dated as of the date hereof to the Credit Agreement (the "Second Amendment").

         Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Second Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.


                       GRUBB & ELLIS COLORADO, INC.
                       GRUBB & ELLIS NEW YORK, INC.
                       GRUBB & ELLIS OF MICHIGAN, INC.
                       GRUBB & ELLIS OF NEVADA, INC.
                       GRUBB & ELLIS OF OREGON, INC.
                       GRUBB & ELLIS AFFILIATES, INC.
                       GRUBB & ELLIS MANAGEMENT SERVICES, INC.
                       GRUBB & ELLIS MANAGEMENT SERVICES OF COLORADO, INC. GRUBB & ELLIS MANAGEMENT SERVICES OF MICHIGAN, INC. HSM INC.
                       LANDAUER HOSPITALITY INTERNATIONAL, INC.
                       LANDAUER REALTY GROUP, INC.


                       By: /s/ Donald D. Olinger
                       ---------------------------------
                       Name: Donald D. Olinger
                       Title:   Vice President/Treasurer

                                            GRUBB & ELLIS COMPANY


                                      By: /s/ Ian Y. Bress
                                          ----------------------------------
                                          Name: Ian Y. Bress
                                          Title:   Chief Financial Officer